Exhibit 10.1

Bonus Arrangement for Chief Executive Officer and President, Executive Vice-President and Chief Financial Officer, Executive Vice-President and Chief Operating Officer, and Vice-President – Product Procurement, Marketing, and Logistics

Fastenal Company’s Chief Executive Officer and President, Executive Vice-President and Chief Operating Officer, and Vice-President – Product Procurement, Marketing, and Logistics are paid a bonus under individual bonus arrangements. Under these arrangements, the bonus for any quarter is calculated based on the amount by which the Company’s consolidated pre-tax income for such quarter exceeds the Company’s consolidated pre-tax income for the same quarter in the prior year.

Fastenal Company’s Executive Vice-President and Chief Financial Officer is paid a bonus under an individual bonus arrangement. Under that arrangement, the bonus for any quarter is calculated based on the amount by which the Company’s consolidated net income for such quarter exceeds a percentage of such quarter’s consolidated net sales.